Exhibit 10.9

MEMBERSHIP INTEREST PLEDGE AGREEMENT

This Membership Interest Pledge Agreement (the “Pledge Agreement”), dated as of April 13, 2012, is executed and delivered by URBAN SPACES, INC., a Nevada corporation (“Pledgor”), to GBS PARTNERS, INC., a Panamanian corporation (“Pledgee”).

RECITALS

A.     Contemporaneously herewith, URBAN PROPERTIES LLC, a Delaware limited liability company all of whose membership interests are owned by Pledgor (“UPLLC”), and Pledgee have entered into a Cesión de Derechos y Acciones Contrato de Fideicomiso of even date herewith (the “Cesión”) under which, among other things, Pledgee has assigned to UPLLC its rights in and to 9 condominium units being constructed at Chacabuco 1353, San Telmo, Buenos Aires, Argentina, and UPLLC, in consideration of said assignment, has agreed to pay Pledgee the sum of $750,000 in the installments and at the times set forth in the Cesión (the “Liabilities”).

B.     To secure the obligations of UPLLC to Pledge under the Cesión, Pledgor has agreed to execute and deliver this Pledge Agreement.

C.     Pledgor acknowledges and agrees that (i) Pledgor owns 100% of the currently issued and outstanding common Equity Interests of UPLLC (collectively the “Membership Interests”), and Pledgor is benefited by the Cesión, (ii) Pledgor’s execution and delivery of this Pledge Agreement is a material inducement to Pledgee’s entering into the Cesión, and (iii) without this Pledge Agreement, Pledgee would not have entered into the Cesión.

D.     As a condition to Pledgee’s entering into the Cesión, Pledgee has required that Pledgor execute and deliver this Pledge Agreement in order to secure UPLLC’s obligations to Pledgee under the Cesión.

E.     In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Pledgor, Pledgor hereby covenants unto and agrees with Pledgee as set forth in this Pledge Agreement.

1.     Recitals. The foregoing Recitals are hereby incorporated by this reference, and are deemed to be a part of this Pledge Agreement.

2.     Pledge. Pledgor hereby pledges to Pledgee and grants to Pledgee a first priority security interest and lien in and to the following (collectively the “Pledged Collateral”):

(a)     the Membership Interests;

(b)     any other authorized, issued or outstanding units or other ownership interests of UPLLC, together with any other securities, warrants, rights and options issued to or for the benefit of the Pledgor received or receivable by or distributed or distributable to Pledgor from UPLLC as a dividend or distribution on or in exchange or substitution for any or all of the Membership Interests (collectively, the “Additional Membership Securities”);

(c)     all money and other property, at any time received or receivable by or distributed or distributable to Pledgor from UPLLC as a dividend or distribution, except as a dividend for the purpose of paying taxes arising solely from Pledgor’s ownership of UPLLC, or otherwise in respect of any or all of the Membership Interests or Additional Membership Securities; and

(d)     All “Proceeds” (as defined in the Nevada Uniform Commercial Code) of any of the foregoing.

4.     Security for the Obligations. The Pledged Collateral secures the full and timely payment and performance of (a) the obligations of UPLLC under the Cesión, including, without limitation, the Liabilities, (b) all of Pledgor’s obligations and liabilities to Pledgee pursuant to this Pledge Agreement. Such obligations are referred to herein as the “Obligations.”

5.     Pledgor’s Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants to Pledgee that:

(a)     contemporaneously herewith, Pledgor shall deliver to Pledgee any and all certificates, instruments or documents which evidence all or any portion of the Pledged Collateral existing as of the date hereof;

(b)     promptly upon Pledgor’s receipt thereof, Pledgor shall deliver to Pledgee any and all additional certificates, instruments or documents which evidence all or any portion of the Pledged Collateral acquired after the date hereof;

(c)     from time to time hereafter, Pledgor shall deliver to Pledgee such other agreements, instruments, statements and documents as Pledgee may request to maintain Pledgee’s first position priority security interest and lien in and to the Pledged Collateral;

(d)     Pledgor has the right, power and authority to execute, deliver and perform this Pledge Agreement and to pledge, assign, deliver, transfer and grant a security interest in the Pledged Collateral;

(e)     this Pledge Agreement is a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms;

(f)     Pledgor has good title to each item of the Pledged Collateral (and is the legal record and beneficial owner of each of the Membership Interests and Additional Membership Securities), free and clear of all encumbrances and liens;

(g)     each of the Membership Interests and Additional Membership Securities is duly and validly issued and fully paid and non-assessable;

(h)     there are no restrictions on the transfer of any of the Membership Interests and Additional Membership Securities other than as may be imposed under applicable law;

(i)     Pledgor shall execute and deliver to Pledgee, at the sole cost and expense of Pledgor, such further conveyances, agreements, assignments, instruments and other writings, and take such further action, as Pledgee may reasonably request in order to obtain the full benefit of this Pledge Agreement, the Pledged Collateral, and the rights, powers and remedies granted to Pledgee hereunder;

(j)     until all of the Liabilities have been satisfied and this Pledge Agreement has been terminated, Pledgor will not without Pledgee’s prior written consent, sell, assign, transfer, exchange or otherwise temporarily or permanently dispose of any item of the Pledged Collateral, or offer or contract to do so, and will not without such consent create, incur, assume or permit to exist any security interest, pledge, claim or other charge or encumbrance on or with respect to any such item other than the security interest granted to Pledgee hereunder;

(k)     Pledgor will notify Pledgee at least thirty (30) days prior to changing its principal place of business or legal name.

The foregoing representations and warranties shall survive the execution and delivery of this Pledge Agreement.

6.      Names in Which Membership Interests and Additional Membership Securities May Be Registered. The occurrence of a default under the Cesión shall be deemed an Event of Default hereunder. Upon the occurrence of an Event of Default, Pledgee shall be entitled to hold any or all of the Membership Interests and Additional Membership Securities in its own name, the name(s) of one or more of its nominees or the name of Pledgor endorsed or assigned in blank or in favor of Pledgee. With respect to any of the Membership Interests and Additional Membership Securities which Pledgee wishes to hold in its own name or the name of any nominee, Pledgee (acting in its own name and capacity or as Pledgor’s attorney-in-fact pursuant to the power of attorney granted to Pledgee in Section 7 hereof) may have such Membership Interests and Additional Membership Securities registered accordingly on the books of the issuer(s) thereof, and Pledgor shall cooperate fully with Pledgee in causing such issuer(s) to effect such transfer and registration.

7.      Voting Rights; Dividends, Etc.

(a)     So long as no Event of Default exists:

i.     Pledgor shall be entitled to exercise any and all voting and consensual rights and powers accruing to an owner of the Membership Interests and Additional Membership Interests for any purpose not inconsistent with:

A. the provisions of this Pledge Agreement; and

B. The preservation of the value of and Pledgee’s security interest in the Pledged Collateral.

ii.     Pledgor shall be entitled to receive and retain cash dividends, interest and other cash distributions payable in respect of the Pledged Collateral to the extent that such distributions are charged to, and as of the date of payment thereof do not exceed, the retained earnings of the issuer or other person making such distribution.

(b)     Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and consensual rights and powers and to receive the dividends, interest and other cash distributions as described above shall cease, and all such rights shall thereupon become vested in Pledgee.

(c)     Pledgee, in its own name and capacity, or as Pledgor’s attorney-in-fact may collect, receive, endorse and deposit for Pledgee’s own benefit, all Additional Membership Interests, money, cash proceeds, instruments and any and all other property which is or may at any time become payable in respect of any or all of the Pledged Collateral and which Pledgee is entitled to receive hereunder. All such property so received by Pledgee may be retained by Pledgee as additional Pledged Collateral.

8.     Pledgee Appointed As Pledgor’s Attorney-in-Fact. After the occurrence and during the continuance of an Event of Default, Pledgor hereby appoints Pledgee as Pledgor’s attorney-in-fact with full power in Pledgor’s place and stead, in Pledgor’s name or its own name and at Pledgor’s expense, to execute, endorse and deliver any and all agreements, assignments, pledges, instruments and any other writings, and to take any and all other actions, which Pledgee may deem reasonably necessary or desirable to carry out the terms and effect the purposes of this Pledge Agreement and to exercise fully its rights and remedies hereunder. Pledgor hereby ratifies all that Pledgee and Pledgee’s representatives shall lawfully do or cause to be done under this power of attorney, which power is coupled with an interest and shall be irrevocable until all of the Liabilities have been satisfied and this Pledge Agreement has been terminated.

9.      Reasonable Care of Pledged Collateral. Pledgee shall be deemed to have used reasonable care in the custody and preservation of the Pledged Collateral in its possession to the extent it accords such Pledged Collateral treatment which is substantially equal to that which Pledgee accords its own property of like kind; provided, however, that Pledgee shall have no obligation, regardless of whether it takes any such action with respect to its own property:

(a)     to ascertain or take action with respect to calls, tenders, conversions, exchanges, maturities or other matters involving or affecting any item(s) of such Pledged Collateral (whether or not Pledgee has actual or constructive knowledge of any such matters), unless reasonably requested by Pledgor to do so; or

(b)     to take action to preserve rights against prior or other parties.

10. Limitation of Pledgee’s Liability; Reimbursement of Expenses.

(a)     Pledgee shall have no obligation to take, or refrain from taking, any action with respect to the Pledged Collateral or Pledgor’s rights and interests therein except with respect to the preservation and return of the Pledged Collateral in its possession as and to the extent expressly provided herein. Pledgor further agrees that neither Pledgee nor any of its representatives shall have any liability to Pledgor, or to any person claiming rights against Pledgee by, through or under Pledgor, in any way arising out of or in connection with Pledgee’s administration of this Pledge Agreement or its exercise of any of its rights, power and remedies hereunder except for Pledgee’s claims arising from Pledgee’s gross negligence or willful misconduct.

(b)     Pledgor shall pay or reimburse Pledgee on demand for all costs and expenses (including without limitation reasonable attorneys’ fees and legal expenses) paid or incurred by Pledgee in connection with the administration of this Pledge Agreement, the custody or preservation of the Pledged Collateral and any authorized collection from, disposition of or other realization on any item(s) thereof, or the exercise and enforcement of any of Pledgee’s rights, powers and remedies hereunder. Until any reimbursement of costs or expenses required under this Section is received by Pledgee in cash or immediately available funds, the amount thereof shall bear interest at the default interest prescribed for judgments in the State of Nevada, and such amount and such interest shall constitute part of the Obligations secured by the Pledged Collateral.

11. Remedies.

(a)     If an Event of Default has occurred and is continuing, Pledgee may at any time and from time to time exercise any and all rights and remedies available to it under this Pledge Agreement and any other documents between Pledgee and Pledgor, whether at law, in equity or otherwise.

(b)     The proceeds of any sale or other disposition of the Pledged Collateral shall be applied first, to that part of the Obligations consisting of Pledgee’s expenses (including reasonable attorneys’ fees and legal expenses) in preparing for disposition and disposing of the Pledged Collateral and, to the extent not previously reimbursed by Pledgor, in administering this Pledge Agreement and exercising and enforcing its rights, powers and remedies thereunder and second, to the satisfaction of the then outstanding Obligations and of all other liabilities owed to Pledgee by Pledgor under this Agreement or by UPLLC under the Cesión that then remain unpaid.

12.     Amendments, Modifications, Supplementations and Waivers. No provision of this Pledge Agreement may be amended, modified, supplemented or waived except by a writing duly executed and delivered by Pledgor and Pledgee,, and no consent to any departure from this Pledge Agreement by Pledgor may be given, except by a writing duly executed and delivered by Pledgee, and any such amendment, modification, supplementation or waiver shall be effective only as and to the extent provided therein.

13.     Cumulative Remedies; No Waivers by Pledgee. All rights, powers and remedies of Pledgee under this Pledge Agreement and applicable law, are cumulative and except as otherwise provided by law or in such agreements may be exercised concurrently or in any order of succession. Pledgee’s failure to exercise or delay in exercising any of such rights, powers and remedies shall not constitute or imply a waiver thereof, nor shall Pledgee’s single or partial exercise of any such right, power or remedy preclude its other or further exercise thereof, or the exercise of any other right, power or remedy. Pledgee’s cure of any Event of Default shall not constitute a waiver thereof, and its waiver of one Event of Default shall not constitute a waiver of any subsequent Event of Default.

14.      Pledgor’s Waivers. Pledgee’s security interest in the Pledged Collateral shall be absolute and unconditional regardless of the existence or occurrence of, and Pledgor expressly waives its right to the return of the Pledged Collateral in the Event of Default hereunder, together with any defense or discharge which might otherwise arise from, any of the following:

(a)     any lack of validity or enforceability of this Pledge Agreement or any other agreement or instrument relating hereto or thereto or otherwise relating to the Obligations;

(b)     any change in the time, manner or place of payment of, or in any other terms of, any or all of the Obligations arising out of this Pledge Agreement or the Cesión, or any other amendment or waiver of, or any consent to departure from, this Pledge Agreement or the Cesión;

(c)     any exchange, release or non-perfection of any other collateral, or any release, amendment or waiver of, or consent to departure from any guaranty, for any or all of the Obligations;

(d)     Pledgee’s resort during the continuation of an Event of Default, to any or all of the Pledged Collateral for payment of all or part of the Obligations prior to proceeding against any other collateral or any other party primarily or secondarily liable for payment thereof; or

(e)     to the extent permitted by law, any other circumstance which might otherwise constitute a defense available to Pledgor as of the date hereof, or a discharge of Pledgor in respect of the Obligations or this Pledge Agreement.

15.      Termination. This Pledge Agreement and the security interest granted hereunder shall terminate on the date on which all the Liabilities have been indefeasibly satisfied in full.

16.      Notices. Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon confirmed facsimile transmission, upon receipted delivery by reputable overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to Pledgor or Pledgee at the following addresses or facsimile numbers or such other addresses and facsimile numbers as Pledgor or Pledgee may specify in like manner; provided, however, that notices of a change of address or facsimile number shall be effective only upon receipt thereof.

If to Pledgor, then to:	If to Pledgee, then to:

888 Brickell Key Dr., Unit 1102
Miami, FL 33131

17.     Binding Agreement; Assignment. This Pledge Agreement shall be binding upon and inure to the benefit of the successors and assigns of Pledgor, and the successors and assigns of Pledgee; provided however, that Pledgor shall not assign or otherwise transfer any of its obligations, rights or interests hereunder without the prior written consent of Pledgee.

18.     Governing Law; Severability. This Pledge Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada. Wherever possible each provision of this Pledge Agreement shall be construed in such manner as to be valid and enforceable under applicable law, but if any provision hereof shall be deemed invalid or unenforceable to any extent in any jurisdiction, such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remainder of such provision.

IN WITNESS WHEREOF, each of the parties hereto has caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGOR:	PLEDGEE:

URBAN SPACES, INC.	GBS PARTNERS, INC.

By: /s/ Oscar Brito	By: /s/ Oscar Brito
Oscar Brito	Oscar Brito

President	President